SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 25, 2007
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                        (Date of earliest event reported)


                      HARRINGTON WEST FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                      0-50066                  48-1175170
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)


610 Alamo Pintado Road, Solvang, California                         93463
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(Address of principal executive offices)                          (Zip Code)


                                 (805) 688-6644
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)

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Table of Contents

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 8.01 Other Events.

Solvang, California - As previously announced, effective April 30, 2007, Harrington West Financial Group, Inc. (NASDAQ:HWFG) and its subsidiary, Los Padres Bank (LPB), terminated its Portfolio Advisory and Interest Rate Risk Analysis Agreement (Agreement) with Smith Breeden Associates, Inc.(SBA) and have taken steps to fully conduct investment and interest rate risk management on an in-house basis. As part of this transition, HWFG has decided to reposition its available for sale investment portfolio in an effort to improve its risk-adjusted returns and net interest margin. As a result of this decision, HWFG's basic and diluted earnings per share in the June quarter will be reduced by approximately 11 cents due to the realized loss on the sale of low-yielding, investment grade mortgage securities.

Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $187.8 million in assets under management or custody.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (d)  Exhibits:

          99.1 Press Release Dated May 29, 2007.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HARRINGTON WEST FINANCIAL GROUP, INC.


                                   By: /s/ Craig J. Cerny
                                       -----------------------------------------
                                       Craig J. Cerny
                                       Chairman of the Board and Chief Executive
                                       Officer


Date: May 29, 2007.